UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2008

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2008, StanCorp Financial Group, Inc. (“StanCorp”) amended its five-year, $200 million senior unsecured revolving credit facility (“Facility”) dated June 15, 2006, to extend the expiry date by one year to June 15, 2013. Pursuant to the extension, the Facility will remain at $200 million through June 15, 2012, and will decrease to $165 million thereafter until final maturity on June 15, 2013. Wells Fargo Bank, National Association is acting as administrative agent for the lenders, and U.S. Bank National Association, as syndication agent for the lenders. The proceeds of the Facility will continue to be used to provide for the working capital and general corporate purposes of StanCorp and its subsidiaries and the issuance of letters of credit.

Under the agreement, StanCorp is subject to customary covenants that take into consideration the impact of material transactions, changes to the business, compliance with legal requirements and financial performance. The two financial covenants include limitations based on the Company’s leverage ratio (total debt to total capitalization) and consolidated net worth.

The facility is subject to performance pricing based upon the Company’s leverage ratio and includes interest based on a Eurodollar margin, plus facility and utilization fees. StanCorp currently has no commitments for standby letters of credit, standby repurchase obligations, or other related commercial commitments.

The lenders during the extension period will be:

Wells Fargo Bank, National Association

U.S. Bank National Association

The Bank of New York

The Northern Trust Company

William Street Commitment Corporation

A copy of the Credit Agreement extension dated as of June 15, 2008, is attached hereto and filed herewith as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement Extension Dated as of June 15, 2008 Among StanCorp Financial Group, Inc., as Borrower, The Lenders Listed Herein, as lenders, Wells Fargo Bank, National Association, as Administrative Agent, and U.S. Bank National Association, as Syndication Agent, $165,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.
Dated: June 18, 2008

/s/ FLOYD F. CHADEE
Floyd F. Chadee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
*10.1

Credit Agreement Extension Dated as of June 15, 2008 Among StanCorp Financial Group, Inc., as Borrower, The

Lenders Listed Herein, as lenders, Wells Fargo Bank, National Association, as Administrative Agent, and U.S. Bank National Association, as Syndication Agent, $165,000,000

*	Filed herewith